Appendix B

                      AGREEMENT AND PLAN OF REORGANIZATION


    Agreement and Plan of Reorganization (Agreement) made as of the     day of
November, 1998, by and between Prudential Municipal Bond Fund (Municipal Bond
Fund)--Intermediate Series and Prudential National Municipals Fund, Inc. (National Municipals Fund) (collectively, with Intermediate Series and Municipal Bond Fund, the Funds and each individually, a Fund). Municipal Bond Fund is a business trust organized under the laws of the Commonwealth of Massachusetts and the National Municipals Fund is a corporation organized under the laws of the State of Maryland. Each Fund maintains its principal place of business at Gateway Center Three, Newark, New Jersey 07102. Shares of National Municipals Fund and Intermediate Series are divided into four classes, designated Class A, Class B, Class C and Class Z. Municipal Bond Fund consists of three series, one of which is Intermediate Series.


    This Agreement is intended to be, and is adopted as, a plan of reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). Upon receipt of such representations from each of the Funds as Swidler Berlin Shereff Friedman, LLP may require, Swidler Berlin Shereff Friedman, LLP will deliver the opinion referenced in paragraph 8.6 herein. The reorganization will comprise the transfer of the assets of Intermediate Series in exchange for shares of common stock of National Municipals Fund, and National Municipals Fund's assumption of such Series' liabilities, if any, and the constructive distribution, after the Closing Date hereinafter referred to, of such shares of National Municipals Fund to the shareholders of Intermediate Series, and the termination of Intermediate Series as provided herein, all upon the terms and conditions as hereinafter set forth.

    In consideration of the premises and of the covenants and agreements set forth herein, the parties covenant and agree as follows:

1. TRANSFER OF ASSETS OF INTERMEDIATE SERIES IN EXCHANGE FOR SHARES OF NATIONAL MUNICIPALS FUND AND ASSUMPTION OF LIABILITIES, IF ANY, AND TERMINATION OF INTERMEDIATE SERIES


1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, Municipal Bond Fund on behalf of Intermediate Series agrees to sell, assign, transfer and deliver the assets of Intermediate Series, as set forth in paragraph 1.2, to National Municipals Fund, and National Municipals Fund agrees (a) to issue and deliver to Intermediate Series in exchange therefor the number of shares of Class A, Class B, Class C and Class Z shares of Common Stock in National Municipals Fund determined by dividing the net asset value of the Intermediate Series allocable to Class A, Class B, Class C and Class Z shares of beneficial interest (computed in the manner and as of the time and date set forth in paragraph 2.1) by the net asset value allocable to a share of National Municipals Fund Class A, Class B, Class C and Class Z shares of Common Stock (computed in the manner and as of the time and date set forth in paragraph 2.2); and (b) to assume all of Intermediate Series' liabilities, if any, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3 (Closing).


1.2 The assets of Intermediate Series to be acquired by National Municipals Fund shall include without limitation all cash, cash equivalents, securities, receivables (including interest and dividends receivable) and other property of any kind owned by such Series and any deferred or prepaid expenses shown as assets on the

                                     B-1(A)
books of such Series on the closing date provided in paragraph 3 (Closing Date). National Municipals Fund has no plan or intent to sell or otherwise dispose of any assets of Intermediate Series, other than in the ordinary course of business.

1.3 Except as otherwise provided herein, National Municipals Fund will assume all debts, liabilities, obligations and duties of Intermediate Series of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not determinable as of the Closing Date and whether or not specifically referred to in this Agreement; provided, however, that Intermediate Series agrees to utilize its best efforts to cause such Series to discharge all of the known debts, liabilities, obligations and duties of such Series prior to the Closing Date.

1.4 On or immediately prior to the Closing Date, Intermediate Series will declare and pay to its shareholders of record dividends and/or other distributions so that it will have distributed substantially all (and in any event not less than ninety-eight percent) of each of such Series' investment company taxable income (computed without regard to any deduction for dividends paid), net tax-exempt interest income, if any, and realized net capital gains, if any, for all taxable years through its termination.


1.5 On a date (Termination Date), as soon after the Closing Date as is conveniently practicable, but in any event within 30 days of the Closing Date, Intermediate Series will distribute PRO RATA to its Class A, Class B, Class C and Class Z shareholders of record, determined as of the close of business on the Closing Date, the Class A, Class B, Class C and Class Z shares of National Municipals Fund received by Intermediate Series pursuant to paragraph 1.1 in exchange for their interest in such Series, and Municipal Bond Fund will file with the Secretary of State of The Commonwealth of Massachusetts a Certificate of Termination terminating Intermediate Series. Such distribution will be accomplished by opening accounts on the books of National Municipals Fund in the names of Intermediate Series' shareholders and transferring thereto the shares credited to the account of Intermediate Series on the books of National Municipals Fund. Each account opened shall be credited with the respective PRO RATA number of National Municipals Fund Class A, Class B, Class C and Class Z shares due such Series' Class A, Class B, Class C and Class Z shareholders, respectively. Fractional shares of National Municipals Fund shall be rounded to the third decimal place.


1.6 National Municipals Fund shall not issue certificates representing its shares in connection with such exchange. With respect to any Intermediate Series shareholder holding Intermediate Series receipts for shares of beneficial interest as of the Closing Date, until National Municipals Fund is notified by Municipal Bond Fund's transfer agent that such shareholder has surrendered his or her outstanding Series receipts for shares of beneficial interest or, in the event of lost, stolen or destroyed receipts for shares of beneficial interest, posted adequate bond or submitted a lost certificate form, as the case may be, National Municipals Fund will not permit such shareholder to (1) receive dividends or other distributions on National Municipals Fund shares in cash (although such dividends and distributions shall be credited to the account of such shareholder established on National Municipals Fund's books pursuant to paragraph 1.5, as provided in the next sentence), (2) exchange National Municipals Fund shares credited to such shareholder's account for shares of other Prudential Mutual Funds, or (3) pledge or redeem such shares. In the event that a shareholder is not permitted to receive dividends or other distributions on National Municipals Fund shares in cash as provided in the preceding sentence, National Municipals Fund shall pay such dividends or other distributions in additional National Municipals Fund shares, notwithstanding any election such shareholder shall have made previously with respect to the payment of dividends or other distributions on shares of Intermediate Series. Intermediate Series will, at its expense, request its shareholders to surrender their outstanding Intermediate Series receipts for shares of beneficial interest, post adequate bond or submit a lost certificate form, as the case may be.

                                     B-2(A)

1.7 Ownership of National Municipals Fund shares will be shown on the books of the National Municipals Fund's transfer agent. Shares of National Municipals Fund will be issued in the manner described in National Municipals Fund's then-current prospectus and statement of additional information.

1.8 Any transfer taxes payable upon issuance of shares of National Municipals Fund in exchange for shares of Intermediate Series in a name other than that of the registered holder of the shares being exchanged on the books of Intermediate Series as of that time shall be paid by the person to whom such shares are to be issued as a condition to the registration of such transfer.

1.9  Any reporting responsibility with the Securities and Exchange Commission
(SEC) or any state securities commission of Municipal Bond Fund with respect to Intermediate Series is and shall remain the responsibility of Intermediate Series up to and including the Termination Date.

1.10 All books and records of Intermediate Series, including all books and records required to be maintained under the Investment Company Act of 1940 (Investment Company Act) and the rules and regulations thereunder, shall be available to National Municipals Fund from and after the Closing Date and shall be turned over to National Municipals Fund on or prior to the Termination Date.

2.  VALUATION

2.1 The value of Intermediate Series' assets and liabilities to be acquired and assumed, respectively, by National Municipals Fund shall be the net asset value computed as of 4:15 p.m., New York time, on the Closing Date (such time and date being hereinafter called the Valuation Time), using the valuation procedures set forth in Intermediate Series' then-current prospectus and Municipal Bond Fund's statement of additional information.

2.2 The net asset value of a share of National Municipals Fund shall be the net asset value per such share computed on a class-by-class basis as of the Valuation Time, using the valuation procedures set forth in National Municipals Fund's then-current prospectus and statement of additional information.

2.3 The number of National Municipals Fund shares to be issued (including fractional shares, if any) in exchange for Intermediate Series' net assets shall be calculated as set forth in paragraph 1.1.

2.4 All computations of net asset value shall be made by or under the direction of Prudential Investments Fund Management LLC (PIFM) in accordance with its regular practice as manager of the Funds.

3.  CLOSING AND CLOSING DATE


3.1 The Closing Date shall be December 18, 1998 or such later date as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be at the office of National Municipals Fund or at such other place as the parties may agree.


3.2 State Street Bank and Trust Company (State Street), as custodian for Intermediate Series, shall deliver to National Municipals Fund at the Closing a certificate of an authorized officer of State Street stating that (a) Intermediate Series' portfolio securities, cash and any other assets have been transferred in proper form to National Municipals Fund on the Closing Date and
(b) all necessary taxes, if any, have been paid, or provision for payment has been made, in conjunction with the transfer of portfolio securities.

3.3 In the event that immediately prior to the Valuation Time (a) the New York Stock Exchange (NYSE) or other primary exchange is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or other primary exchange or elsewhere is disrupted so that accurate appraisal of the

                                     B-3(A)
value of the net assets of Intermediate Series and of the net asset value per share of National Municipals Fund is impracticable, the Closing Date shall be postponed until the first business day after the date when such trading shall have been fully resumed and such reporting shall have been restored.

3.4 Municipal Bond Fund shall deliver to National Municipals Fund on or prior to the Termination Date the names and addresses of each of the shareholders of Intermediate Series and the number of outstanding shares owned by each such shareholder, all as of the close of business on the Closing Date, certified by the Secretary or Assistant Secretary of Municipal Bond Fund. National Municipals Fund shall issue and deliver to Municipal Bond Fund at the Closing a confirmation or other evidence satisfactory to Municipal Bond Fund that shares of National Municipals Fund have been or will be credited to Intermediate Series' account on the books of National Municipals Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES

4.1  Municipal Bond Fund represents and warrants as follows:

    4.1.1 Municipal Bond Fund is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and Intermediate Series has been duly established in accordance with the terms of Series Fund's Declaration of Trust as a separate series of Municipal Bond Fund;

    4.1.2 Municipal Bond Fund is an open-end, management investment company duly registered under the Investment Company Act, and such registration is in full force and effect;

    4.1.3 Municipal Bond Fund is not, and the execution, delivery and performance of this Agreement will not, result in violation of any provision of the Declaration of Trust or By-Laws of Municipal Bond Fund or of any material agreement, indenture, instrument, contract, lease or other undertaking to which Intermediate Series is a party or by which Intermediate Series is bound;

    4.1.4 All material contracts or other commitments to which Intermediate Series, or the properties or assets of Intermediate Series, is subject, or by which Intermediate Series is bound except this Agreement will be terminated on or prior to the Closing Date without Intermediate Series or National Municipals Fund incurring any liability or penalty with respect thereto;

    4.1.5 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Series Fund or any of the properties or assets of Intermediate Series. Municipal Bond Fund knows of no facts that might form the basis for the institution of such proceedings, and, with respect to Intermediate Series, Municipal Bond Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

    4.1.6 The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of Intermediate Series at April 30, 1998 and for the year then ended (copies of which have been furnished to National Municipals Fund) have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. Such financial statements are prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition,

                                     B-4(A)
    results of operations, changes in net assets and financial highlights of Intermediate Series as of and for the period ended on such date, and there are no material known liabilities of Intermediate Series (contingent or otherwise) not disclosed therein;

    4.1.7 Since April 30, 1998, there has not been any material adverse change in Intermediate Series' financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by Intermediate Series of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by National Municipals Fund. For the purposes of this paragraph 4.1.7, a decline in net assets or change in the number of shares outstanding shall not constitute a material adverse change;

    4.1.8 At the date hereof and at the Closing Date, all federal and other tax returns and reports of Intermediate Series required by law to have been filed on or before such dates shall have been timely filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of Municipal Bond Fund's knowledge, all federal or other taxes required to be shown on any such return or report have been shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

    4.1.9 For each past taxable year since it commenced operations, Intermediate Series has met the requirements of Subchapter M of the Internal Revenue Code for qualification and treatment as a regulated investment company and Municipal Bond Fund intends to cause such Series to meet those requirements for the current taxable year; and, for each past calendar year since it commenced operations, Intermediate Series has made such distributions as are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed;

    4.1.10 All issued and outstanding shares of Intermediate Series are, and at the Closing Date will be, duly and validly authorized, issued and outstanding, fully paid and non-assessable. All issued and outstanding shares of Intermediate Series will, at the time of the Closing, be held in the name of the persons and in the amounts set forth in the list of shareholders submitted to National Municipals Fund in accordance with the provisions of paragraph 3.4. Intermediate Series does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares, nor is there outstanding any security convertible into any of its shares of Intermediate Series, except for the Class B shares of Intermediate Series which have the conversion feature described in Intermediate Series' Prospectus dated July 1, 1998;

    4.1.11 At the Closing Date, the Municipal Bond Fund will have good and marketable title to the assets of Intermediate Series to be transferred to National Municipals Fund pursuant to paragraph 1.1, and full right, power and authority to sell, assign, transfer and deliver such assets hereunder free of any liens, claims, charges or other encumbrances, and, upon delivery and payment for such assets, National Municipals Fund will acquire good and marketable title thereto;

    4.1.12 The execution, delivery and performance of this Agreement has been duly authorized by the Trustees of the Municipal Bond Fund and by all necessary action, other than shareholder approval, on the part of Intermediate Series, and this Agreement constitutes a valid and binding obligation of Municipal Bond Fund and, subject to shareholder approval, of Intermediate Series;

    4.1.13 The information furnished and to be furnished by Municipal Bond Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in

                                     B-5(A)
    connection with the transactions contemplated hereby is and shall be accurate and complete in all material respects and is in compliance and shall comply in all material respects with applicable federal securities and other laws and regulations; and

    4.1.14 On the effective date of the registration statement filed with the SEC by National Municipals Fund on Form N-14 relating to the shares of National Municipals Fund issuable hereunder, and any supplement or amendment thereto (Registration Statement), at the time of the meeting of the shareholders of Intermediate Series and on the Closing Date, the Proxy Statement of Intermediate Series, the Prospectus of National Municipals Fund, and the Statement of Additional Information of National Municipals Fund to be included in the Registration Statement (collectively, Proxy Statement) (i) will comply in all material respects with the provisions and regulations of the Securities Act of 1933 (1933 Act), the Securities Exchange Act of 1934 (1934 Act) and the Investment Company Act, and the rules and regulations under such Acts and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this paragraph 4.1.14 shall not apply to statements in or omissions from the Proxy Statement and Registration Statement made in reliance upon and in conformity with information furnished by National Municipals Fund for use therein.

4.2  National Municipals Fund represents and warrants as follows:

    4.2.1 National Municipals Fund is a corporation duly organized and validly existing under the laws of the State of Maryland;

    4.2.2 National Municipals Fund is an open-end, management investment company duly registered under the Investment Company Act, and such registration is in full force and effect;

    4.2.3 National Municipals Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Articles of Incorporation or By-Laws of National Municipals Fund or of any material agreement, indenture, instrument, contract, lease or other undertaking to which National Municipals Fund is a party or by which National Municipals Fund is bound;

    4.2.4 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against National Municipals Fund or any of its properties or assets, except as previously disclosed in writing to the Municipal Bond Fund. Except as previously disclosed in writing to Municipal Bond Fund, National Municipals Fund knows of no facts that might form the basis for the institution of such proceedings, and National Municipals Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

    4.2.5 The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of National Municipals Fund at December 31, 1997 and for the fiscal year then ended (copies of which have been furnished to Series Fund) have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. Such financial statements are prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial

                                     B-6(A)
    condition, results of operations, changes in net assets and financial highlights of National Municipals Fund as of and for the period ended on such date, and there are no material known liabilities of National Municipals Fund (contingent or otherwise) not disclosed therein;

    4.2.6 Since December 31, 1997, there has not been any material adverse change in National Municipals Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by National Municipals Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Municipal Bond Fund. For the purposes of this paragraph 4.2.6, a decline in net asset value per share or a decrease in the number of shares outstanding shall not constitute a material adverse change;

    4.2.7 At the date hereof and at the Closing Date, all federal and other tax returns and reports of National Municipals Fund required by law to have been filed on or before such dates shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of National Municipals Fund's knowledge, all federal or other taxes required to be shown on any such return or report are shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

    4.2.8 For each past taxable year since it commenced operations, National Municipals Fund has met the requirements of Subchapter M of the Internal Revenue Code for qualification and treatment as a regulated investment company and intends to meet those requirements for the current taxable year; and, for each past calendar year since it commenced operations, National Municipals Fund has made such distributions as are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed;


    4.2.9 All issued and outstanding shares of National Municipals Fund are, and at the Closing Date will be, duly and validly authorized, issued and outstanding, fully paid and non-assessable. Except as contemplated by this Agreement, National Municipals Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of its shares, except for the Class B shares which have the conversion feature described in National Municipals Fund's Prospectus dated November 23, 1998;


    4.2.10 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of National Municipals Fund and by all necessary corporate action on the part of National Municipals Fund, and this Agreement constitutes a valid and binding obligation of National Municipals Fund;

    4.2.11 The shares of National Municipals Fund to be issued and delivered to Municipal Bond Fund for and on behalf of Intermediate Series pursuant to this Agreement will, at the Closing Date, have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued and outstanding shares of National Municipals Fund, fully paid and non-assessable;

    4.2.12 The information furnished and to be furnished by National Municipals Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby is and shall be accurate and complete in all material respects and is and shall comply in all material respects with applicable federal securities and other laws and regulations; and

                                     B-7(A)

    4.2.13 On the effective date of the Registration Statement, at the time of the meeting of the shareholders of Intermediate Series and on the Closing Date, the Proxy Statement and the Registration Statement (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the Investment Company Act and the rules and regulations under such Acts,
    (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) with respect to the Registration Statement, at the time it becomes effective, it will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph 4.2.13 shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information furnished by Intermediate Series for use therein.

5.  COVENANTS OF NATIONAL MUNICIPALS FUND AND MUNICIPAL BOND FUND

5.1 Municipal Bond Fund, with respect to Intermediate Series, and National Municipals Fund each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that the ordinary course of business will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by the normal operations of the Funds, except as may otherwise be required by paragraph 1.4 hereof.

5.2 Municipal Bond Fund covenants to call a meeting of the shareholders of Intermediate Series to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby (including the determinations of its Trustees as set forth in Rule 17a-8(a) under the Investment Company Act).

5.3 Municipal Bond Fund covenants that National Municipals Fund shares to be received for and on behalf of Intermediate Series in accordance herewith are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 Municipal Bond Fund covenants that it will assist National Municipals Fund in obtaining such information as National Municipals Fund reasonably requests concerning the beneficial ownership of Intermediate Series' shares.

5.5 Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all action, and will do, or cause to be done, all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6 Municipal Bond Fund covenants to prepare the Proxy Statement in compliance with the 1934 Act, the Investment Company Act and the rules and regulations under each Act.

5.7 Municipal Bond Fund covenants that it will, from time to time, as and when requested by National Municipals Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as National Municipals Fund may deem necessary or desirable in order to vest in and confirm to National Municipals Fund title to and possession of all the assets of Intermediate Series to be sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

                                     B-8(A)

5.8 National Municipals Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the Investment Company Act (including the determinations of its Board of Directors as set forth in Rule 17a-8(a) thereunder) and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.9 National Municipals Fund covenants that it will, from time to time, as and when requested by Municipal Bond Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take and cause to be taken such further action, as Municipal Series Fund may deem necessary or desirable in order to (i) vest in and confirm to the Municipal Bond Fund title to and possession of all the shares of National Municipals Fund to be transferred to the shareholders of Intermediate Series pursuant to this Agreement and (ii) assume all of the liabilities of Intermediate Series in accordance with this Agreement.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF MUNICIPAL BOND FUND

    The obligations of Municipal Bond Fund to consummate the transactions provided for herein shall be subject to the performance by National Municipals Fund of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions:

6.1 All representations and warranties of National Municipals Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transaction contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.2 National Municipals Fund shall have delivered to Municipal Bond Fund on the Closing Date a certificate executed in its name by the President or a Vice President of National Municipals Fund, in form and substance satisfactory to Municipal Bond Fund and dated as of the Closing Date, to the effect that the representations and warranties of National Municipals Fund in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transaction contemplated by this Agreement, and as to such other matters as Municipal Bond Fund shall reasonably request.

6.3 Municipal Bond Fund shall have received on the Closing Date a favorable opinion from Swidler Berlin Shereff Friedman, LLP, counsel to National Municipals Fund, dated as of the Closing Date, to the effect that:

    6.3.1 National Municipals Fund is a corporation duly organized and validly existing under the laws of the State of Maryland with power under its Articles of Incorporation to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

    6.3.2 This Agreement has been duly authorized, executed and delivered by National Municipals Fund and, assuming due authorization, execution and delivery of the Agreement by Municipal Bond Fund on behalf of Intermediate Series, is a valid and binding obligation of National Municipals Fund enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    6.3.3 The shares of National Municipals Fund to be distributed to the shareholders of Intermediate Series under this Agreement, assuming their due authorization, execution and delivery as contemplated

                                     B-9(A)
    by this Agreement, will be validly issued and outstanding and fully paid and non-assessable, and no shareholder of National Municipals Fund has any pre-emptive right to subscribe therefor or purchase such shares;


    6.3.4 The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, (i) conflict with National Municipals Fund's Articles of Incorporation or By-Laws or (ii) result in a default or a breach of (a) the Management Agreement dated May 2, 1988 between National Municipals Fund and Prudential Investments Fund Management LLC, as successor to Prudential Mutual Fund Management, Inc., (b) the Custodian Contract dated July 26, 1990 between National Municipals Fund and State Street Bank and Trust Company, (c) the Distribution Agreement dated November 9, 1998 between National Municipals Fund and Prudential Investment Management Services LLC and (d) the Transfer Agency and Service Agreement dated January 1, 1988 between National Municipals Fund and Prudential Mutual Fund Services LLC, as successor to Prudential Mutual Fund Services, Inc.; provided, however, that such counsel may state that they express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;


    6.3.5 To the knowledge of such counsel, no consent, approval, authorization, filing or order of any court or governmental authority is required for the consummation by National Municipals Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the Investment Company Act and such as may be required under state Blue Sky or securities laws;

    6.3.6 National Municipals Fund has been registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration; and

    6.3.7 Such counsel knows of no litigation or government proceeding instituted or threatened against National Municipals Fund that could be required to be disclosed in its registration statement on Form N-1A and is not so disclosed.

    Such opinion may rely on an opinion of Maryland Counsel to the extent it addresses Maryland law.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF NATIONAL MUNICIPALS FUND

    The obligations of National Municipals Fund to complete the transactions provided for herein shall be subject to the performance by Municipal Bond Fund of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions:

7.1 All representations and warranties of Municipal Bond Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transaction contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

7.2 Series Fund shall have delivered to National Municipals Fund on the Closing Date a statement of the assets and liabilities of Intermediate Series, which shall be prepared in accordance with generally accepted accounting principles consistently applied, together with a list of the portfolio securities of Intermediate Series showing the adjusted tax base of such securities by lot, as of the Closing Date, certified by the Treasurer of Municipal Bond Fund.

7.3 Municipal Bond Fund shall have delivered to National Municipals Fund on the Closing Date a certificate executed in its name by its President or one of its Vice Presidents, in form and substance

                                    B-10(A)
satisfactory to National Municipals Fund and dated as of the Closing Date, to the effect that the representations and warranties of Municipal Bond Fund made in this Agreement are true and correct at and as of the Closing Date except as they may be affected by the transaction contemplated by this Agreement, and as to such other matters as National Municipals Fund shall reasonably request.

7.4 On or immediately prior to the Closing Date, Municipal Bond Fund shall have declared and paid to the shareholders of record of Intermediate Series one or more dividends and/or other distributions so that it will have distributed substantially all (and in any event not less than ninety-eight percent) of such Series' investment company taxable income (computed without regard to any deduction for dividends paid), net tax-exempt interest income, if any, and realized net capital gain, if any, of Intermediate Series for all completed taxable years from the inception of such Series through April 30, 1998, and for the period from and after April 30, 1998 through the Closing Date.

7.5 National Municipals Fund shall have received on the Closing Date a favorable opinion from Swidler Berlin Shereff Friedman, LLP, special counsel to Series Fund, dated as of the Closing Date, to the effect that:

    7.5.1 Municipal Bond Fund is duly organized and validly existing under the laws of the Commonwealth of Massachusetts with power under its Declaration of Trust to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted and Intermediate Series has been duly established in accordance with the terms of the Municipal Bond Fund's Declaration of Trust as a separate series of Municipal Bond Fund;

    7.5.2 This Agreement has been duly authorized, executed and delivered by Municipal Bond Fund and constitutes a valid and legally binding obligation of Municipal Bond Fund enforceable against the assets of Intermediate Series in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;


    7.5.3 The execution and delivery of the Agreement did not, and the performance by Municipal Bond Fund of its obligations hereunder will not,
    (i) violate Municipal Bond Fund's Declaration of Trust or By-Laws or (ii) result in a default or a breach of (a) the Management Agreement, dated June 1, 1995, between Municipal Bond Fund and Prudential Investments Fund Management LLC, as successor to Prudential Mutual Fund Management, Inc., (b) the Custodian Contract, dated August 25, 1987, between Municipal Bond Fund and State Street Bank and Trust Company, (c) the Distribution Agreement dated June 1, 1998, between Municipal Bond Fund and Prudential Investment Management Services LLC and the Transfer Agency and Service Agreement, dated January 1, 1988, between Municipal Bond Fund and Prudential Mutual Fund Services LLC, as successor to Prudential Mutual Fund Services, Inc.; provided, however, that such counsel may state that insofar as performance by Municipal Bond Fund of its obligations under this Agreement is concerned they express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;


    7.5.4 All regulatory consents, authorizations and approvals required to be obtained by Municipal Bond Fund under the federal laws of the United States and the laws of The Commonwealth of Massachusetts for the consummation of the transactions contemplated by this Agreement have been obtained;

                                    B-11(A)

    7.5.5 Such counsel knows of no litigation or any governmental proceeding instituted or threatened against Series Fund, involving Intermediate Series, that would be required to be disclosed in its Registration Statement on Form N-1A and is not so disclosed; and

    7.5.6 Municipal Bond Fund has been registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration.

    Such opinion may rely on an opinion of Massachusetts counsel to the extent it addresses Massachusetts law, and may assume for purposes of the opinion given pursuant to paragraph 7.5.2 that New York law is the same as Illinois law.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF NATIONAL MUNICIPALS FUND AND MUNICIPAL BOND FUND

    The obligations of National Municipals Fund and Municipal Bond Fund hereunder are subject to the further conditions that on or before the Closing
Date:

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of (a) the Trustees of Municipal Bond Fund and the Board of Directors of National Municipals Fund, as to the determinations set forth in Rule 17a-8(a) under the Investment Company Act, (b) the Board of Directors of National Municipals Fund as to the assumption by the National Municipals Fund of the liabilities of Intermediate Series and (c) the holders of the outstanding shares of Intermediate Series in accordance with the provisions of the Municipal Bond Fund's Declaration of Trust and By-Laws, and certified copies of the resolutions evidencing such approvals shall have been delivered to National Municipals Fund.

8.2 Any proposed change to National Municipals Fund's operations that may be approved by the Board of Directors of National Municipals Fund subsequent to the date of this Agreement but in connection with and as a condition to implementing the transactions contemplated by this Agreement, for which the approval of National Municipals Fund shareholders is required pursuant to the Investment Company Act or otherwise, shall have been approved by the requisite vote of the holders of the outstanding shares of National Municipals Fund in accordance with the Investment Company Act and the provisions of the General Corporation Law of the State of Maryland, and certified copies of the resolution evidencing such approval shall have been delivered to Municipal Bond Fund.

8.3 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.4 All consents of other parties and all consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky or securities authorities, including "no-action" positions of such authorities) deemed necessary by National Municipals Fund or Municipal Bond Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of National Municipals Fund or Intermediate Series, provided, that either party hereto may for itself waive any part of this condition.

                                    B-12(A)

8.5 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued, and to the best knowledge of the parties hereto, no investigation or proceeding under the 1933 Act for that purpose shall have been instituted or be pending, threatened or contemplated.

8.6 The Funds shall have received on or before the Closing Date opinions of Swidler Berlin Shereff Friedman, LLP or a ruling from the Internal Revenue Service with respect to Intermediate Series satisfactory to each of them, substantially to the effect that for federal income tax purposes:

    8.6.1 The acquisition by National Municipals Fund of the assets of Intermediate Series solely in exchange for voting shares of National Municipals Fund and the assumption by National Municipals Fund of Intermediate Series' liabilities, if any, followed by the distribution of National Municipals Fund's voting shares pro rata to Intermediate Series' shareholders, pursuant to its termination and constructively in exchange for Intermediate Series' shares, will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code, and each Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

    8.6.2 Intermediate Series' shareholders will recognize no gain or loss upon the constructive exchange of all of their shares of Intermediate Series solely for shares of National Municipals Fund in complete termination of such Series;

    8.6.3 No gain or loss will be recognized to Intermediate Series upon the transfer of its assets to National Municipals Fund solely in exchange for shares of National Municipals Fund and the assumption by National Municipals Fund of Intermediate Series' liabilities, if any, and the subsequent distribution of those shares to Intermediate Series' shareholders in complete termination of Intermediate Series;

    8.6.4 No gain or loss will be recognized to National Municipals Fund upon the acquisition of Intermediate Series' assets solely in exchange for shares of National Municipals Fund and the assumption of Intermediate Series' liabilities, if any;

    8.6.5 National Municipals Fund's basis for the assets of Intermediate Series acquired in the Reorganization will be the same as the basis thereof when held by Intermediate Series immediately before the transfer, and the holding period of such assets acquired by National Municipals Fund will include the holding period thereof when held by Intermediate Series;

    8.6.6 Intermediate Series shareholders' basis for the shares of National Municipals Fund to be received by them pursuant to the reorganization will be the same as their basis for the shares of Intermediate Series to be constructively surrendered in exchange therefor; and

    8.6.7 The holding period of National Municipals Fund shares to be received by Intermediate Series' shareholders will include the period during which the shares of Intermediate Series to be constructively surrendered in exchange therefor were held; provided that the Intermediate Series shares surrendered were held as capital assets by those shareholders on the date of the exchange.

9.  FINDER'S FEES AND EXPENSES

9.1 Each Fund represents and warrants to the other that there are no finder's fees payable in connection with the transactions provided for herein.

                                    B-13(A)

9.2 The expenses incurred in connection with the entering into and carrying out of the provisions of this Agreement shall be allocated to National Municipals Fund and Intermediate Series pro rata in a fair and equitable manner in proportion to its assets.

10.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1  This Agreement constitutes the entire agreement between the Funds.

10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.  TERMINATION

    National Municipals Fund or Municipal Bond Fund as to Intermediate Series may at its option terminate this Agreement at or prior to the Closing Date because of:

11.1 A material breach by the other of any representation, warranty or covenant contained herein to be performed at or prior to the Closing Date; or

11.2 A condition herein expressed to be precedent to the obligations of either party not having been met and it reasonably appearing that it will not or cannot be met; or

11.3 A mutual written agreement of Municipal Bond Fund and National Municipals Fund.

    In the event of any such termination, there shall be no liability for damages on the part of either Fund (other than the liability of the Funds to pay their allocated expenses pursuant to paragraph 9.2) or any Director or officer of National Municipals Fund or any Trustee or officer of Municipal Bond Fund.

12.  AMENDMENT

    This Agreement may be amended, modified or supplemented only in writing by the parties; provided, however, that following the shareholders' meeting called by Municipal Bond Fund pursuant to paragraph 5.2, no such amendment may have the effect of changing the provisions for determining the number of shares of National Municipals Fund to be distributed to Intermediate Series' shareholders under this Agreement to the detriment of such shareholders without their further approval.

13.  NOTICES

    Any notice, report, demand or other communication required or permitted by any provision of this Agreement shall be in writing and shall be given by hand delivery, or prepaid certified mail or overnight service addressed to Prudential Investments Fund Management LLC, Gateway Center Three, Newark, New Jersey 07102,
Attention: S. Jane Rose.

14.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

14.1 The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.2 This Agreement may be executed in any number of counterparts, each of which will be deemed an original.

14.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                    B-14(A)

14.4 This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

15. NO LIABILITY OF SHAREHOLDERS OR TRUSTEES OF MUNICIPAL BOND FUND; AGREEMENT AN OBLIGATION ONLY OF INTERMEDIATE SERIES, AND ENFORCEABLE ONLY AGAINST ASSETS OF INTERMEDIATE SERIES.

    The name "Prudential Municipal Bond Fund" is the designation of the Trustees from time to time acting under an Amended and Restated Declaration of Trust dated August 17, 1994, as the same may be from time to time amended, and the name "Intermediate Series" is the designation of a portfolio of the assets of Municipal Bond Fund. National Municipals Fund acknowledges that it must look, and agrees that it shall look, solely to the assets of Intermediate Series for the enforcement of any claims arising out of or based on the obligations of Municipal Bond Fund hereunder, and with respect to obligations relating to Intermediate Series, only to the assets of Intermediate Series, and in particular that (i) neither the Trustees, officers, agents or shareholders of Series Fund assume or shall have any personal liability for obligations of Municipal Bond Fund hereunder, and (ii) none of the assets of Municipal Bond Fund other than the portfolio assets of Intermediate Series may be resorted to for the enforcement of any claim based on the obligations of Municipal Bond Fund hereunder.

    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by the President or Vice President of each Fund.

                                Prudential Municipal Bond Fund


                                By /s/ Brian M. Storms

                                   ----------------------
                                   PRESIDENT

                                Prudential National Municipals Fund, Inc.


                                By /s/ Brian M. Storms

                                   ----------------------
                                   PRESIDENT

                                    B-15(A)

Appendix B

                     AGREEMENT AND PLAN OF REORGANIZATIONS


    Agreement and Plan of Reorganizations (Agreement) made as of the    day of
November, 1998, by and between Prudential Municipal Series Fund (Series
Fund)--Maryland Series and Michigan Series and Prudential National Municipals Fund, Inc. (National Municipals Fund and, collectively with Series Fund, the Funds and each individually, a Fund). The Series Fund is a business trust organized under the laws of the Commonwealth of Massachusetts and the National Municipals Fund is a corporation organized under the laws of the State of Maryland. Each Fund maintains its principal place of business at Gateway Center Three, Newark, New Jersey 07102. Shares of National Municipals Fund are divided into four classes, designated Class A, Class B, Class C and Class Z. Shares of Maryland Series and Michigan Series are divided into three classes, designated Class A, Class B and Class C. Series Fund consists of thirteen series, two of which are the Maryland Series and Michigan Series (collectively, the Series and each individually, a Series).


    This Agreement is intended to be, and is adopted as, a plan of reorganizations pursuant to Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code). The reorganizations will comprise the transfer of the assets of the Maryland Series and Michigan Series, respectively, in exchange for shares of common stock of National Municipals Fund, and National Municipals Fund's assumption of such Series' liabilities, if any, and the constructive distribution, after the Closing Date hereinafter referred to, of such shares of National Municipals Fund to the shareholders of the respective Series, and the termination of the Series as provided herein, all upon the terms and conditions as hereinafter set forth.

    In consideration of the premises and of the covenants and agreements set forth herein, the parties covenant and agree as follows:

1. TRANSFER OF ASSETS OF THE SERIES IN EXCHANGE FOR SHARES OF NATIONAL MUNICIPALS FUND AND ASSUMPTION OF LIABILITIES, IF ANY, AND TERMINATION OF THE SERIES

1.1 Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, Series Fund on behalf of Maryland and Michigan Series agrees to sell, assign, transfer and deliver the assets of each Series, as set forth in paragraph 1.2, to National Municipals Fund, and National Municipals Fund agrees (a) to issue and deliver to each Series in exchange therefor the number of shares of Class A Common Stock in National Municipals Fund determined by dividing the net asset value of the respective Series allocable to Class A, Class B and Class C shares of beneficial interest (computed in the manner and as of the time and date set forth in paragraph 2.1) by the net asset value allocable to a share of National Municipals Fund Class A Common Stock (computed in the manner and as of the time and date set forth in paragraph 2.2) and (b) to assume all of each Series' liabilities, if any, as set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3 (Closing).

1.2 The assets of each Series to be acquired by National Municipals Fund shall include without limitation all cash, cash equivalents, securities, receivables (including interest and dividends receivable) and other property of any kind owned by such Series and any deferred or prepaid expenses shown as assets on the books of such Series on the closing date provided in paragraph 3 (Closing Date). National Municipals Fund has no plan or intent to sell or otherwise dispose of any assets of the Series, other than in the ordinary course of business.

                                     B-1(B)

1.3 Except as otherwise provided herein, National Municipals Fund will assume all debts, liabilities, obligations and duties of each Series of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not determinable as of the Closing Date and whether or not specifically referred to in this Agreement; provided, however, that each Series agrees to utilize its best efforts to cause such Series to discharge all of the known debts, liabilities, obligations and duties of such Series prior to the Closing Date.

1.4 On or immediately prior to the Closing Date, each Series will declare and pay to its shareholders of record dividends and/or other distributions so that it will have distributed substantially all (and in any event not less than ninety-eight percent) of each of such Series' investment company taxable income (computed without regard to any deduction for dividends paid), net tax-exempt interest income, if any, and realized net capital gains, if any, for all taxable years through its termination.


1.5 On a date (Termination Date), as soon after the Closing Date as is conveniently practicable, but in any event within 30 days of the Closing Date, each Series will distribute PRO RATA to its Class A, Class B and Class C shareholders of record, determined as of the close of business on the Closing Date, the Class A shares of National Municipals Fund received by the Series pursuant to paragraph 1.1 in exchange for their interest in such Series, and Municipal Series Fund will file with the Secretary of State of The Commonwealth of Massachusetts a Certificate of Termination terminating each Series. Such distribution will be accomplished by opening accounts on the books of National Municipals Fund in the names of each Series' shareholders and transferring thereto the shares credited to the account of the respective Series on the books of National Municipals Fund. Each account opened shall be credited with the respective PRO RATA number of National Municipals Fund Class A shares due such Series' Class A, Class B and Class C shareholders, respectively. Fractional shares of National Municipals Fund shall be rounded to the third decimal place.


1.6 National Municipals Fund shall not issue certificates representing its shares in connection with such exchange. With respect to any Series shareholder holding Series receipts for shares of beneficial interest as of the Closing Date, until National Municipals Fund is notified by Series Fund's transfer agent that such shareholder has surrendered his or her outstanding Series receipts for shares of beneficial interest or, in the event of lost, stolen or destroyed receipts for shares of beneficial interest, posted adequate bond or submitted a lost certificate form, as the case may be, National Municipals Fund will not permit such shareholder to (1) receive dividends or other distributions on National Municipals Fund shares in cash (although such dividends and distributions shall be credited to the account of such shareholder established on National Municipals Fund's books pursuant to paragraph 1.5, as provided in the next sentence), (2) exchange National Municipals Fund shares credited to such shareholder's account for shares of other Prudential Mutual Funds, or (3) pledge or redeem such shares. In the event that a shareholder is not permitted to receive dividends or other distributions on National Municipals Fund shares in cash as provided in the preceding sentence, National Municipals Fund shall pay such dividends or other distributions in additional National Municipals Fund shares, notwithstanding any election such shareholder shall have made previously with respect to the payment of dividends or other distributions on shares of the Series. Each Series will, at its expense, request its shareholders to surrender their outstanding Series receipts for shares of beneficial interest, post adequate bond or submit a lost certificate form, as the case may be.

1.7 Ownership of National Municipals Fund shares will be shown on the books of the National Municipals Fund's transfer agent. Shares of National Municipals Fund will be issued in the manner described in National Municipals Fund's then-current prospectus and statement of additional information.

                                     B-2(B)

1.8 Any transfer taxes payable upon issuance of shares of National Municipals Fund in exchange for shares of the Series in a name other than that of the registered holder of the shares being exchanged on the books of that Series as of that time shall be paid by the person to whom such shares are to be issued as a condition to the registration of such transfer.

1.9  Any reporting responsibility with the Securities and Exchange Commission
(SEC) or any state securities commission of Series Fund with respect to a Series is and shall remain the responsibility of the Series up to and including the Termination Date.

1.10 All books and records of Series Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (Investment Company Act) and the rules and regulations thereunder, shall be available to National Municipals Fund from and after the Closing Date and shall be turned over to National Municipals Fund on or prior to the Termination Date.

2.  VALUATION

2.1 The value of each Series' assets and liabilities to be acquired and assumed, respectively, by National Municipals Fund shall be the net asset value computed as of 4:15 p.m., New York time, on the Closing Date (such time and date being hereinafter called the Valuation Time), using the valuation procedures set forth in such Series' then-current prospectus and Series Fund's statement of additional information.

2.2 The net asset value of a share of National Municipals Fund shall be the net asset value per such share computed on a class-by-class basis as of the Valuation Time, using the valuation procedures set forth in National Municipals Fund's then-current prospectus and statement of additional information.

2.3 The number of National Municipals Fund shares to be issued (including fractional shares, if any) in exchange for the Series' net assets shall be calculated as set forth in paragraph 1.1.

2.4 All computations of net asset value shall be made by or under the direction of Prudential Investments Fund Management LLC (PIFM) in accordance with its regular practice as manager of the Funds.

3.  CLOSING AND CLOSING DATE


3.1 The Closing Date shall be December 18, 1998 or such later date as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the Closing Date unless otherwise provided. The Closing shall be at the office of National Municipals Fund or at such other place as the parties may agree.


3.2 State Street Bank and Trust Company (State Street), as custodian for each Series, shall deliver to National Municipals Fund at the Closing a certificate of an authorized officer of State Street stating that (a) the applicable Series' portfolio securities, cash and any other assets have been transferred in proper form to National Municipals Fund on the Closing Date and (b) all necessary taxes, if any, have been paid, or provision for payment has been made, in conjunction with the transfer of portfolio securities.

3.3 In the event that immediately prior to the Valuation Time (a) the New York Stock Exchange (NYSE) or other primary exchange is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or other primary exchange or elsewhere is disrupted so that accurate appraisal of the value of the net assets of the Series and of the net asset value per share of National Municipals Fund is impracticable, the Closing Date shall be postponed until the first business day after the date when such trading shall have been fully resumed and such reporting shall have been restored.

                                     B-3(B)

3.4 Series Fund shall deliver to National Municipals Fund on or prior to the Termination Date the names and addresses of each of the shareholders of each Series and the number of outstanding shares owned by each such shareholder, all as of the close of business on the Closing Date, certified by the Secretary or Assistant Secretary of Series Fund. National Municipals Fund shall issue and deliver to Series Fund at the Closing a confirmation or other evidence satisfactory to Series Fund that shares of National Municipals Fund have been or will be credited to each Series' account on the books of National Municipals Fund. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

4.  REPRESENTATIONS AND WARRANTIES

4.1  Series Fund represents and warrants as follows:

4.1.1 Series Fund is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and each of the Series has been duly established in accordance with the terms of Series Fund's Declaration of Trust as a separate series of Series Fund;

4.1.2 Series Fund is an open-end, management investment company duly registered under the Investment Company Act, and such registration is in full force and effect;

4.1.3 Series Fund is not, and the execution, delivery and performance of this Agreement will not, result in violation of any provision of the Declaration of Trust or By-Laws of Series Fund or of any material agreement, indenture, instrument, contract, lease or other undertaking to which any Series is a party or by which any Series is bound;

4.1.4 All material contracts or other commitments to which any Series, or the properties or assets of any Series, is subject, or by which any Series is bound except this Agreement will be terminated on or prior to the Closing Date without such Series or National Municipals Fund incurring any liability or penalty with respect thereto;

4.1.5 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against Series Fund or any of the properties or assets of any Series. Series Fund knows of no facts that might form the basis for the institution of such proceedings, and, with respect to each Series, Series Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;


4.1.6 The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of each Series at August 31, 1998 and for the year then ended (copies of which have been furnished to National Municipals Fund) have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. Such financial statements are prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations, changes in net assets and financial highlights of such Series as of and for the period ended on such date, and there are no material known liabilities of each such Series (contingent or otherwise) not disclosed therein;



4.1.7 Since August 31, 1998, there has not been any material adverse change in any Series' financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by any Series of indebtedness maturing more than one year from the date such indebtedness


                                     B-4(B)
was incurred, except as otherwise disclosed to and accepted by National Municipals Fund. For the purposes of this paragraph 4.1.7, a decline in net assets or change in the number of shares outstanding shall not constitute a material adverse change;

4.1.8 At the date hereof and at the Closing Date, all federal and other tax returns and reports of each Series required by law to have been filed on or before such dates shall have been timely filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or provision shall have been made for the payment thereof, and, to the best of Series Fund's knowledge, all federal or other taxes required to be shown on any such return or report have been shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

4.1.9 For each past taxable year since it commenced operations, each Series has met the requirements of Subchapter M of the Internal Revenue Code for qualification and treatment as a regulated investment company and Series Fund intends to cause such Series to meet those requirements for the current taxable year; and, for each past calendar year since it commenced operations, each Series has made such distributions as are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed;


4.1.10 All issued and outstanding shares of the Series are, and at the Closing Date will be, duly and validly authorized, issued and outstanding, fully paid and non-assessable. All issued and outstanding shares of each Series will, at the time of the Closing, be held in the name of the persons and in the amounts set forth in the list of shareholders submitted to National Municipals Fund in accordance with the provisions of paragraph 3.4. No Series has outstanding any options, warrants or other rights to subscribe for or purchase any shares, nor is there outstanding any security convertible into any of its shares of Series Fund, except for the Class B shares of each Series which have the conversion feature described in Series Fund's Prospectuses dated November 2, 1998;


4.1.11 At the Closing Date, the Series Fund will have good and marketable title to the assets of each Series to be transferred to National Municipals Fund pursuant to paragraph 1.1, and full right, power and authority to sell, assign, transfer and deliver such assets hereunder free of any liens, claims, charges or other encumbrances, and, upon delivery and payment for such assets, National Municipals Fund will acquire good and marketable title thereto;

4.1.12 The execution, delivery and performance of this Agreement has been duly authorized by the Trustees of the Series Fund and by all necessary action, other than shareholder approval, on the part of each Series, and this Agreement constitutes a valid and binding obligation of Series Fund and, subject to shareholder approval, of each Series;

4.1.13 The information furnished and to be furnished by Series Fund for use in applications for orders, registration statements, proxy materials and other documents that may be necessary in connection with the transactions contemplated hereby is and shall be accurate and complete in all material respects and is in compliance and shall comply in all material respects with applicable federal securities and other laws and regulations; and

4.1.14 On the effective date of the registration statement filed with the SEC by National Municipals Fund on Form N-14 relating to the shares of National Municipals Fund issuable hereunder, and any supplement or amendment thereto (Registration Statement), at the time of the meeting of the shareholders of such Series and on the Closing Date, the Proxy Statement of such Series, the Prospectus of National Municipals Fund, and the Statement of Additional Information of National Municipals Fund to be included in the Registration

                                     B-5(B)

Statement (collectively, Proxy Statement) (i) will comply in all material respects with the provisions and regulations of the Securities Act of 1933 (1933
Act), the Securities Exchange Act of 1934 (1934 Act) and the Investment Company Act, and the rules and regulations under such Acts and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in light of the circumstances under which they were made or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this paragraph 4.1.14 shall not apply to statements in or omissions from the Proxy Statement and Registration Statement made in reliance upon and in conformity with information furnished by National Municipals Fund for use therein.

4.2  National Municipals Fund represents and warrants as follows:

4.2.1 National Municipals Fund is a corporation duly organized and validly existing under the laws of the State of Maryland;

4.2.2 National Municipals Fund is an open-end, management investment company duly registered under the Investment Company Act, and such registration is in full force and effect;

4.2.3 National Municipals Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Articles of Incorporation or By-Laws of National Municipals Fund or of any material agreement, indenture, instrument, contract, lease or other undertaking to which National Municipals Fund is a party or by which National Municipals Fund is bound;

4.2.4 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened against National Municipals Fund or any of its properties or assets, except as previously disclosed in writing to the Series Fund. Except as previously disclosed in writing to Series Fund, National Municipals Fund knows of no facts that might form the basis for the institution of such proceedings, and National Municipals Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

4.2.5 The Portfolio of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights of National Municipals Fund at December 31, 1997 and for the fiscal year then ended (copies of which have been furnished to Series Fund) have been audited by PricewaterhouseCoopers LLP, independent accountants, in accordance with generally accepted auditing standards. Such financial statements are prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial condition, results of operations, changes in net assets and financial highlights of National Municipals Fund as of and for the period ended on such date, and there are no material known liabilities of National Municipals Fund (contingent or otherwise) not disclosed therein;

4.2.6 Since December 31, 1997, there has not been any material adverse change in National Municipal Fund's financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by National Municipals Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted by Series Fund. For the purposes of this paragraph 4.2.6, a decline in net asset value per share or a decrease in the number of shares outstanding shall not constitute a material adverse change;

4.2.7 At the date hereof and at the Closing Date, all federal and other tax returns and reports of National Municipals Fund required by law to have been filed on or before such dates shall have been filed, and all federal and other taxes shown as due on said returns and reports shall have been paid insofar as due, or

                                     B-6(B)
provision shall have been made for the payment thereof, and, to the best of National Municipals Fund's knowledge, all federal or other taxes required to be shown on any such return or report are shown on such return or report, no such return is currently under audit and no assessment has been asserted with respect to such returns;

4.2.8 For each past taxable year since it commenced operations, National Municipals Fund has met the requirements of Subchapter M of the Internal Revenue Code for qualification and treatment as a regulated investment company and intends to meet those requirements for the current taxable year; and, for each past calendar year since it commenced operations, National Municipals Fund has made such distributions as are necessary to avoid the imposition of federal excise tax or has paid or provided for the payment of any excise tax imposed;


4.2.9 All issued and outstanding shares of National Municipals Fund are, and at the Closing Date will be, duly and validly authorized, issued and outstanding, fully paid and non-assessable. Except as contemplated by this Agreement, National Municipals Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of its shares, except for the Class B shares which have the conversion feature described in National Municipals Fund's Prospectus dated November 23, 1998;


4.2.10 The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of National Municipals Fund and by all necessary corporate action on the part of National Municipals Fund, and this Agreement constitutes a valid and binding obligation of National Municipals Fund;

4.2.11 The shares of National Municipals Fund to be issued and delivered to Series Fund for and on behalf of each Series pursuant to this Agreement will, at the Closing Date, have been duly authorized and, when issued and delivered as provided in this Agreement, will be duly and validly issued and outstanding shares of National Municipals Fund, fully paid and non-assessable;

4.2.12 The information furnished and to be furnished by National Municipals Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby is and shall be accurate and complete in all material respects and is and shall comply in all material respects with applicable federal securities and other laws and regulations; and

4.2.13 On the effective date of the Registration Statement, at the time of the meeting of the shareholders of each Series and on the Closing Date, the Proxy Statement and the Registration Statement (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the Investment Company Act and the rules and regulations under such Acts, (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) with respect to the Registration Statement, at the time it becomes effective, it will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph 4.2.13 shall not apply to statements in or omissions from the Proxy Statement and the Registration Statement made in reliance upon and in conformity with information furnished by the Series for use therein.

                                     B-7(B)

5.  COVENANTS OF NATIONAL MUNICIPALS FUND AND MUNICIPAL SERIES FUND

5.1 Series Fund, with respect to each Series, and National Municipals Fund each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that the ordinary course of business will include declaring and paying customary dividends and other distributions and such changes in operations as are contemplated by the normal operations of the Funds, except as may otherwise be required by paragraph 1.4 hereof.

5.2 Series Fund covenants to call a meeting of the shareholders of each Series to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby (including the determinations of its Trustees as set forth in Rule 17a-8(a) under the Investment Company Act).

5.3 Series Fund covenants that National Municipals Fund shares to be received for and on behalf of each Series in accordance herewith are not being acquired for the purpose of making any distribution thereof other than in accordance with the terms of this Agreement.

5.4 Series Fund covenants that it will assist National Municipals Fund in obtaining such information as National Municipals Fund reasonably requests concerning the beneficial ownership of each Series' shares.

5.5 Subject to the provisions of this Agreement, each Fund will take, or cause to be taken, all action, and will do, or cause to be done, all things, reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.6 Series Fund covenants to prepare the Proxy Statement in compliance with the 1934 Act, the Investment Company Act and the rules and regulations under each Act.

5.7 Series Fund covenants that it will, from time to time, as and when requested by National Municipals Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as National Municipals Fund may deem necessary or desirable in order to vest in and confirm to National Municipals Fund title to and possession of all the assets of each Series to be sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

5.8 National Municipals Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the Investment Company Act (including the determinations of its Board of Directors as set forth in Rule 17a-8(a) thereunder) and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

5.9 National Municipals Fund covenants that it will, from time to time, as and when requested by Series Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take and cause to be taken such further action, as Municipal Series Fund may deem necessary or desirable in order to (i) vest in and confirm to the Series Fund title to and possession of all the shares of National Municipals Fund to be transferred to the shareholders of each Series pursuant to this Agreement and (ii) assume all of the liabilities of each Series in accordance with this Agreement.

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SERIES FUND

    The obligations of Series Fund to consummate the transactions provided for herein shall be subject to the performance by National Municipals Fund of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions:

                                     B-8(B)

6.1 All representations and warranties of National Municipals Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transaction contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

6.2 National Municipals Fund shall have delivered to Series Fund on the Closing Date a certificate executed in its name by the President or a Vice President of National Municipals Fund, in form and substance satisfactory to Series Fund and dated as of the Closing Date, to the effect that the representations and warranties of National Municipals Fund in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transaction contemplated by this Agreement, and as to such other matters as Series Fund shall reasonably request.

6.3 Series Fund shall have received on the Closing Date a favorable opinion from Swidler Berlin Shereff Friedman, LLP, counsel to National Municipals Fund, dated as of the Closing Date, to the effect that:

    6.3.1 National Municipals Fund is a corporation duly organized and validly existing under the laws of the State of Maryland with power under its Articles of Incorporation to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted;

    6.3.2 This Agreement has been duly authorized, executed and delivered by National Municipals Fund and, assuming due authorization, execution and delivery of the Agreement by Municipal Series Fund on behalf of each Series, is a valid and binding obligation of National Municipals Fund enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    6.3.3 The shares of National Municipals Fund to be distributed to the shareholders of each Series under this Agreement, assuming their due authorization, execution and delivery as contemplated by this Agreement, will be validly issued and outstanding and fully paid and non-assessable, and no shareholder of National Municipals Fund has any pre-emptive right to subscribe therefor or purchase such shares;


    6.3.4 The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, (i) conflict with National Municipals Fund's Articles of Incorporation or By-Laws or (ii) result in a default or a breach of (a) the Management Agreement dated January 22, 1990 between National Municipals Fund and Prudential Investments Fund Management LLC, as successor to Prudential Mutual Fund Management, Inc., (b) the Custodian Contract dated July 26, 1990 between National Municipals Fund and State Street Bank and Trust Company, (c) the Distribution Agreement dated November 9, 1998 between National Municipals Fund and Prudential Investment Management Services LLC and (d) the Transfer Agency and Service Agreement dated January 1, 1990 between National Municipals Fund and Prudential Mutual Fund Services LLC, as successor to Prudential Mutual Fund Services, Inc.; provided, however, that such counsel may state that they express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;


    6.3.5 To the knowledge of such counsel, no consent, approval, authorization, filing or order of any court or governmental authority is required for the consummation by National Municipals Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the Investment Company Act and such as may be required under state Blue Sky or securities laws;

                                     B-9(B)

    6.3.6 National Municipals Fund has been registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration; and

    6.3.7 Such counsel knows of no litigation or government proceeding instituted or threatened against National Municipals Fund that could be required to be disclosed in its registration statement on Form N-1A and is not so disclosed.

    Such opinion may rely on an opinion of Maryland Counsel to the extent it addresses Maryland law.

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF NATIONAL MUNICIPALS FUND

    The obligations of National Municipals Fund to complete the transactions provided for herein shall be subject to the performance by Series Fund of all the obligations to be performed by it hereunder on or before the Closing Date and the following further conditions:

7.1 All representations and warranties of Series Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transaction contemplated by this Agreement, as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

7.2 Series Fund shall have delivered to National Municipals Fund on the Closing Date a statement of the assets and liabilities of each Series, which shall be prepared in accordance with generally accepted accounting principles consistently applied, together with a list of the portfolio securities of each Series showing the adjusted tax base of such securities by lot, as of the Closing Date, certified by the Treasurer of Series Fund.

7.3 Series Fund shall have delivered to National Municipals Fund on the Closing Date a certificate executed in its name by its President or one of its Vice Presidents, in form and substance satisfactory to National Municipals Fund and dated as of the Closing Date, to the effect that the representations and warranties of Series Fund made in this Agreement are true and correct at and as of the Closing Date except as they may be affected by the transaction contemplated by this Agreement, and as to such other matters as National Municipals Fund shall reasonably request.


7.4 On or immediately prior to the Closing Date, Series Fund shall have declared and paid to the shareholders of record of each Series one or more dividends and/or other distributions so that it will have distributed substantially all (and in any event not less than ninety-eight percent) of such Series' investment company taxable income (computed without regard to any deduction for dividends paid), net tax-exempt interest income, if any, and realized net capital gain, if any, of such Series for all completed taxable years from the inception of such Series through August 31, 1998, and for the period from and after August 31, 1998 through the Closing Date.


7.5 National Municipals Fund shall have received on the Closing Date a favorable opinion from Swidler Berlin Shereff Friedman, LLP, special counsel to Series Fund, dated as of the Closing Date, to the effect that:

    7.5.1 Series Fund is duly organized and validly existing under the laws of the Commonwealth of Massachusetts with power under its Declaration of Trust to own all of its properties and assets and, to the knowledge of such counsel, to carry on its business as presently conducted and each Series has been duly established in accordance with the terms of the Series Fund's Declaration of Trust as a separate series of Series Fund;

                                    B-10(B)

    7.5.2 This Agreement has been duly authorized, executed and delivered by Series Fund and constitutes a valid and legally binding obligation of Series Fund enforceable against the assets of each Series in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    7.5.3 The execution and delivery of the Agreement did not, and the performance by Series Fund of its obligations hereunder will not, (i) violate Series Fund's Declaration of Trust or By-Laws or (ii) result in a default or a breach of (a) the Management Agreement, dated December 30, 1988, between Series Fund and Prudential Investments Fund Management LLC, as successor to Prudential Mutual Fund Management, Inc., (b) the Custodian Contract, dated August 1, 1990, between Series Fund and State Street Bank and Trust Company, (c) the Distribution Agreement dated June 1, 1998, between Series Fund and Prudential Investment Management Services LLC and the Transfer Agency and Service Agreement, dated January 1, 1988, between Series Fund and Prudential Mutual Fund Services LLC, as successor to Prudential Mutual Fund Services, Inc.; provided, however, that such counsel may state that insofar as performance by Series Fund of its obligations under this Agreement is concerned they express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

    7.5.4 All regulatory consents, authorizations and approvals required to be obtained by Series Fund under the federal laws of the United States and the laws of The Commonwealth of Massachusetts for the consummation of the transactions contemplated by this Agreement have been obtained;

    7.5.5 Such counsel knows of no litigation or any governmental proceeding instituted or threatened against Series Fund, involving any Series, that would be required to be disclosed in its Registration Statement on Form N-1A and is not so disclosed; and

    7.5.6 Series Fund has been registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration.

    Such opinion may rely on an opinion of Massachusetts counsel to the extent it addresses Massachusetts law, and may assume for purposes of the opinion given pursuant to paragraph 7.5.2 that New York law is the same as Illinois law.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF NATIONAL MUNICIPALS FUND AND SERIES FUND

    The obligations of National Municipals Fund and Series Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of (a) the Trustees of Series Fund and the Board of Directors of National Municipals Fund, as to the determinations set forth in Rule 17a-8(a) under the Investment Company Act, (b) the Board of Directors of National Municipals Fund as to the assumption by the National Municipals Fund of the liabilities of each Series and (c) the holders of the outstanding shares of each Series in accordance with the provisions of the Series Fund's Declaration of Trust and By-Laws, and certified copies of the resolutions evidencing such approvals shall have been delivered to National Municipals Fund.

8.2 Any proposed change to National Municipals Fund's operations that may be approved by the Board of Directors of National Municipals Fund subsequent to the date of this Agreement but in connection with and as a condition to implementing the transactions contemplated by this Agreement, for which the approval of

                                    B-11(B)

National Municipals Fund shareholders is required pursuant to the Investment Company Act or otherwise, shall have been approved by the requisite vote of the holders of the outstanding shares of National Municipals Fund in accordance with the Investment Company Act and the provisions of the General Corporation Law of the State of Maryland, and certified copies of the resolution evidencing such approval shall have been delivered to Series Fund.

8.3 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.4 All consents of other parties and all consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state Blue Sky or securities authorities, including "no-action" positions of such authorities) deemed necessary by National Municipals Fund or Series Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of National Municipals Fund or any Series, provided, that either party hereto may for itself waive any part of this condition.

8.5 The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued, and to the best knowledge of the parties hereto, no investigation or proceeding under the 1933 Act for that purpose shall have been instituted or be pending, threatened or contemplated.

8.6 The Funds shall have received on or before the Closing Date opinions of Swidler Berlin Shereff Friedman, LLP or a ruling from the Internal Revenue Service with respect to each Series satisfactory to each of them, substantially to the effect that for federal income tax purposes:

    8.6.1 The acquisition by National Municipals Fund of the assets of a Series solely in exchange for voting shares of National Municipals Fund and the assumption by National Municipals Fund of such Series' liabilities, if any, followed by the distribution of National Municipals Fund's voting shares pro rata to such Series' shareholders, pursuant to its termination and constructively in exchange for such Series' shares, will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code, and each Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code;

    8.6.2 Each Series' shareholders will recognize no gain or loss upon the constructive exchange of all of their shares of such Series solely for shares of National Municipals Fund in complete termination of such Series;

    8.6.3 No gain or loss will be recognized to any Series upon the transfer of its assets to National Municipals Fund solely in exchange for shares of National Municipals Fund and the assumption by National Municipals Fund of such Series' liabilities, if any, and the subsequent distribution of those shares to such Series' shareholders in complete termination of such Series;

    8.6.4 No gain or loss will be recognized to National Municipals Fund upon the acquisition of any Series' assets solely in exchange for shares of National Municipals Fund and the assumption of such Series' liabilities, if any;

                                    B-12(B)

    8.6.5 National Municipals Fund's basis for the assets of each Series acquired in the reorganizations will be the same as the basis thereof when held by the respective Series immediately before the transfer, and the holding period of such assets acquired by National Municipals Fund will include the holding period thereof when held by such Series;

    8.6.6 The Series shareholders' bases for the shares of National Municipals Fund to be received by them pursuant to the reorganizations will be the same as their basis for the shares of the respective Series to be constructively surrendered in exchange therefor; and

    8.6.7 The holding period of National Municipals Fund shares to be received by each Series' shareholders will include the period during which the shares of such Series to be constructively surrendered in exchange therefor were held; provided that such Series' shares surrendered were held as capital assets by those shareholders on the date of the exchange.

9.  FINDER'S FEES AND EXPENSES

9.1 Each Fund represents and warrants to the other that there are no finder's fees payable in connection with the transactions provided for herein.

9.2 The expenses incurred in connection with the entering into and carrying out of the provisions of this Agreement shall be allocated to National Municipals Fund and each Series pro rata in a fair and equitable manner in proportion to its assets.

10.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1  This Agreement constitutes the entire agreement between the Funds.

10.2 The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11.  TERMINATION

    National Municipals Fund or Series Fund as to any Series may at its option terminate this Agreement at or prior to the Closing Date because of:

11.1 A material breach by the other of any representation, warranty or covenant contained herein to be performed at or prior to the Closing Date; or

11.2 A condition herein expressed to be precedent to the obligations of either party not having been met and it reasonably appearing that it will not or cannot be met; or

11.3  A mutual written agreement of Series Fund and National Municipals Fund.

    In the event of any such termination, there shall be no liability for damages on the part of either Fund (other than the liability of the Funds to pay their allocated expenses pursuant to paragraph 9.2) or any Director or officer of National Municipals Fund or any Trustee or officer of Series Fund.

12.  AMENDMENT

    This Agreement may be amended, modified or supplemented only in writing by the parties; provided, however, that following the shareholders' meeting called by Series Fund pursuant to paragraph 5.2, no such amendment may have the effect of changing the provisions for determining the number of shares of National Municipals Fund to be distributed to any Series' shareholders under this Agreement to the detriment of such shareholders without their further approval.

                                    B-13(B)

13.  NOTICES
    Any notice, report, demand or other communication required or permitted by any provision of this Agreement shall be in writing and shall be given by hand delivery, or prepaid certified mail or overnight service addressed to Prudential Investments Fund Management LLC, Gateway Center Three, Newark, New Jersey 07102,
Attention: S. Jane Rose.
14.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT
14.1 The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
14.2 This Agreement may be executed in any number of counterparts, each of which will be deemed an original.
14.3 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
14.4 This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, and no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.
14.5 The terms of this Agreement shall apply separately with respect to each of Maryland and Michigan Series. Nothing herein expressed or implied is intended or shall be construed to imply that the approval or implementation of the reorganization with respect to either Series is subject to or contingent upon approval or implementation of the reorganization with respect to the other Series.
15. NO LIABILITY OF SHAREHOLDERS OR TRUSTEES OF MUNICIPAL SERIES FUND; AGREEMENT AN OBLIGATION ONLY OF THE RESPECTIVE SERIES, AND ENFORCEABLE ONLY AGAINST ASSETS OF THE RESPECTIVE SERIES.
    The name "Prudential Municipal Series Fund" is the designation of the Trustees from time to time acting under an Amended and Restated Declaration of Trust dated August 17, 1994, as the same may be from time to time amended, and the name "Maryland Series" and "Michigan Series" is the designation of a portfolio of the assets of Series Fund. National Municipals Fund acknowledges that it must look, and agrees that it shall look, solely to the assets of each Series for the enforcement of any claims arising out of or based on the obligations of Series Fund hereunder, and with respect to obligations relating to any Series, only to the assets of such Series, and in particular that (i) neither the Trustees, officers, agents or shareholders of Series Fund assume or shall have any personal liability for obligations of Series Fund hereunder, and
(ii) none of the assets of Series Fund other than the portfolio assets of the Series may be resorted to for the enforcement of any claim based on the obligations of Series Fund hereunder.
    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by the President of each Fund.
                                Prudential Municipal Bond Fund

                                By /s/ Brian M. Storms

                                   ----------------------
                                   PRESIDENT
                                Prudential National Municipals Fund, Inc.

                                By /s/ Brian M. Storms

                                   ----------------------
                                   PRESIDENT

                                    B-14(B)